Exhibit 10.14

EDGEWATER OFFICE PARK

WAKEFIELD, MASSACHUSETTS

THIRD AMENDMENT TO LEASE

Epsilon Data Management, LLC

Third Amendment to Lease (“Third Amendment”) dated as of November 10, 2009 between 601 Edgewater LLC, a Delaware limited liability company (“Landlord”), and Epsilon Data Management, LLC, a Delaware limited liability company (“Tenant”).

Background

Reference is made to a lease dated July 30, 2002, and amended on August 29, 2007 and October 3, 2008 (the “Lease”) between Landlord and Tenant for certain premises containing 113,433 square feet of Rentable Floor Area (the “Original Premises”) in the building known as 601 Edgewater Drive, Wakefield, MA (the “Building”). Capitalized terms used and not otherwise defined in this Third Amendment shall have the meanings ascribed to them in the Lease.

Landlord and Tenant desire to enter into this Third Amendment to add certain expansion space to the Original Premises on the terms more particularly set forth in this Third Amendment.

Agreement

FOR VALUE RECEIVED, Landlord and Tenant agree as follows:

I.    Expansion.

(a)    Phase I Expansion. Effective as of the First Expansion Commencement Date (defined below), subject to the terms and provisions of this Third Amendment, Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord 5,482 square feet of Rentable Floor Area (the “First Additional Premises”) as shown on the floor plan attached hereto as Exhibit A-1 and 3,142 square feet of Rentable Floor Area (the “Second Additional Premises”) as shown on the floor plan attached hereto as Exhibit A-2 Tenant’s lease of the First Additional Premises and the Second Additional Premises shall be on all of the same terms and conditions as the Original Premises, except as otherwise specified herein. Effective as of the First Expansion Commencement Date, the First Additional Premises shall be made a part of the Premises under the Lease. Effective as of the Second Expansion Commencement Date, the Second Additional Premises shall be made a part of the Premises. As set forth in Section 1 (e) below, Landlord shall endeavor to deliver both the First Additional Premises and the Second Additional Premises to Tenant on July 1, 2010 (the “Estimated First Expansion Commencement Date”) free of all tenants and occupants (including their personal property and trade fixtures), in broom clean condition, good working order and compliance in all material respects with applicable laws, codes, ordinances, rules and regulations. The First Expansion Commencement Date shall be the earlier of (i) the date Tenant enters into possession of all or any portion of the First Additional Premises for the conduct of its business or (ii) the date which is the later of (x) the Estimated First Expansion Commencement Date or (y) the date which is three (3) months after the First Additional Premises are delivered to Tenant for Tenant’s Expansion Construction under Exhibit B. The Second Expansion Commencement Date shall be the earlier of (i) the date Tenant enters into possession of all or any portion of the Second Additional Premises for the conduct of its business or (ii) the date which is the later of (x) the Estimated First Expansion Commencement Date or (y) the date which is three (3) months after the Second Additional Premises are delivered to Tenant for Tenant’s Expansion Construction under Exhibit B.

(b)    Phase II Expansion, Effective as of the Third Expansion Commencement Date (defined below), subject to the terms and provisions of this Third Amendment, Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord 5,553 square feet of Rentable Floor Area (the “Third Additional Premises”) as shown on the floor plan attached hereto as Exhibit A-3. Tenant’s lease of the Third Additional Premises shall be on all of the same terms and conditions as the Original Premises, except as otherwise specified herein. Effective as of the Third Expansion Commencement Date, the Third Additional Premises shall be made a part of the Premises under the Lease. As set forth in Section 1(e) below, Landlord shall endeavor to deliver the Third Additional Premises to Tenant on February 1, 2011 (the “Estimated Third Expansion Commencement Date”) free of all tenants and occupants (including their personal property and trade fixtures), in broom clean condition, good working order and compliance in all material respects with applicable laws, codes, ordinances, rules and regulations. The Third Expansion Commencement Date shall be the earlier of (i) the date Tenant enters into possession of all or any portion of the Third Additional Premises for the conduct of its business or (ii) the date which is the later of (x) the Estimated Third Expansion Commencement Date or (y) the date which is three (3) months after the Third Additional Premises are delivered to Tenant for Tenant’s Expansion Construction under Exhibit B.

(c)    Phase III Expansion. Effective as of the Fourth Expansion Commencement Date (defined below), subject to the terms and provisions of this Third Amendment, Landlord hereby agrees to lease to Tenant and Tenant hereby agrees to lease from Landlord 7,908 square feet of Rentable Floor Area (the “Fourth Additional Premises” and collectively with the First Additional Premises, the Second Additional Premises, and the Third Additional Premises the “Additional Premises”) as shown on the floor plan attached hereto as Exhibit A-4. Tenant’s lease of the Fourth Additional Premises shall be on all of the same terms and conditions as the Original Premises, except as otherwise specified herein. Effective as of the Fourth Expansion Commencement Date, the Fourth Additional Premises shall be made a part of the Premises under the Lease. As set forth in Section 1(e) below, Landlord shall endeavor to deliver the Fourth Additional Premises to Tenant on October 1,2011 (the “Estimated Fourth Expansion Commencement Date” and collectively with the Estimated First Expansion Commencement Date, the Estimated Second Expansion Commencement Date, and the Estimated Third Expansion Commencement Date, the “Estimated Commencement Dates”) free of all tenants and occupants (including their personal property and trade fixtures), in broom clean condition, good working order and compliance in all material respects with applicable laws, codes, ordinances, rules and regulations. The Fourth Expansion Commencement Date shall be the earlier of (i) the date Tenant enters into possession of all or any portion of the Fourth Additional Premises for the conduct of its business or (ii) the date which is the later of (x) the Estimated Fourth Expansion Commencement Date or (y) the date which is three (3) months after the Fourth Additional Premises are delivered to Tenant for Tenant’s Expansion Construction under Exhibit B.

(d)    Tenant acknowledges that Tenant will not be able to lease Additional Premises from which existing tenants do not vacate. Landlord shall deliver written notice to Tenant on or before the date which is four (4) months prior to each applicable Estimated Commencement Date if Landlord does not reasonably expect that an existing tenant will vacate the applicable Additional Premises and Tenant shall have the right, by written notice given to Landlord on or before such Estimated Commencement Date and subject to the provisions of this paragraph, to terminate this Third Amendment with respect to the applicable Additional Premises effective as of the date which is thirty (30) days after Tenant delivers such notice to Landlord, unless prior to Tenant’s termination notice Landlord delivers a notice stating that Landlord expects to deliver such Additional Premises by the applicable Estimated Commencement Date pursuant to the terms and provisions of this Third Amendment. Neither Tenant nor Landlord shall have any further obligations with respect to such Additional Premises except as specifically set forth in this Third Amendment.

(e)    Delivery of Additional Premises. Subject to delay caused by Force Majeure or caused by action or inaction of Tenant, Landlord shall endeavor, in good faith, to have each Additional Premises ready for delivery to Tenant on the respective Estimated Commencement Dates. Landlord’s failure to have any Additional Premises ready for delivery to Tenant on the respective Estimated Commencement Dates, for any reason, shall not give rise to any liability of Landlord hereunder, shall not constitute a Landlord’s default, shall not affect the validity of this Third Amendment or the Lease, and shall have no effect on the beginning or end of the Term as otherwise determined hereunder or on Tenant’s obligations associated therewith.

(f)    Annual Fixed Rent for the Additional Premises. Commencing on each Expansion Rent Commencement Date (as defined below) and continuing through the Term Expiration Date, Tenant shall pay Annual Fixed Rent for the Additional Premises in the amount per rentable square foot set forth in Section 4 below beginning with the base rental rate then in effect at the time of the applicable Expansion Rent Commencement Date and otherwise on the same terms and conditions as the Original Premises.

(g)    Additional Rent. Commencing on the first anniversary of the First Expansion Commencement Date and continuing through the Term Expiration Date, payments of Additional Rent for the Additional Premises for Landlord’s Operating Expenses and Taxes shall be determined and paid at the times and in the manner set forth in Sections 2.5 and 2.6 of the Lease (using the new figures for Base Operating Expenses and Base Taxes provided under this Third Amendment). Tenant shall have no obligation to pay Additional Rent for Landlord’s Operating Expenses and Taxes allocable to the Additional Premises for the period prior to the first anniversary of the First Expansion Commencement Date. From and after the First Expansion Commencement Date, however, Tenant shall pay for all electricity consumed in the Additional Premises as set forth in Section 2.7 of the Lease and any other additional charges incurred under the Lease for the Additional Premises other than Additional Rent for Landlord’s Operating Expenses and Taxes.

On or before December 1 of each calendar year during the Term, Landlord shall provide Tenant with a good faith estimate of Landlord’s Operating Expenses and Taxes for the following calendar year. Landlord may from time to time revise such estimate based on available information relating to Landlord’s Operating Expenses and Taxes or otherwise affecting the calculation under Section 2.6 of the Lease.

Section 2.6.3 of the Lease is hereby amended by deleting the last three (3) sentences thereof in their entirety. In consideration of the foregoing, Landlord shall provide Tenant with a credit against Annual Fixed Rent under the Lease in the amount of $87,559.84.

(h)    As-Is. The Additional Premises are being leased in their “as-is” condition without representation or warranty by Landlord, and Landlord shall not be required to perform any work in connection with Tenant’s occupancy of the Additional Premises during the Term.

2.     Tenant Improvement Allowance and Space Allowance. Landlord shall reimburse Tenant for actual third-party costs incurred by Tenant to make improvements to each of the Additional Premises, including the cost of any furniture, cabling, fixtures or equipment purchased in connection with making such improvements, in amounts equaling the Tenant Improvement Allowance applicable to such Additional Premises leased and improved by Tenant (the “Tenant Improvement Allowance”), such reimbursement to be paid in accordance with Exhibit B attached hereto. The Tenant Improvement Allowance with respect to each Additional Premises shall be determined by multiplying $30.00 per square feet of Rentable Floor Area in the applicable Additional Premises times a fraction (i) the numerator of which is the number of months from and after the applicable Rent Commencement Date (as defined below) through the Term Expiration Date and (ii) the denominator of which is 122 months. Attached hereto as Schedule 1 are estimates of the Tenant Improvement Allowance for each Additional Premises. In addition, Landlord shall reimburse Tenant for actual third-party costs of Tenant’s Architect (as defined in Exhibit B attached hereto) incurred by Tenant for Tenant’s space planning for the Additional Premises in an amount equaling $2,208.50 (the “Space Planning Allowance”).

3.    Base Building Allowance. Landlord shall reimburse Tenant for actual third-party costs incurred by Tenant to make improvements to the Building (the “Base Building Work”) in amounts equaling the Base Building Allowance applicable to such Additional Premises leased by Tenant (the “Base Building Allowance”), such reimbursement to be paid in accordance with Exhibit B attached hereto. The Base Building Allowance with respect to each Additional Premises shall be determined by multiplying $2.00 per square feet of Rentable Floor Area in the applicable Additional Premises times a fraction (i) the numerator of which is the number of months from and after the applicable Rent Commencement Date (as defined below) through the Term Expiration Date and (ii) the denominator of which is 122 months. Attached hereto as Schedule 1 are estimates of the Base Building Allowance for each Additional Premises. The Base Building work is in the nature of Landlord’s capital and depreciable improvements to the Building and shall be performed in accordance with Exhibit B attached hereto. Tenant acknowledges and agrees that (a) Landlord may be performing other work on the Building during the Term of the Lease, and Tenant shall use reasonable efforts to cooperate with Landlord with respect to such work including, without limitation, providing Landlord with reasonable access to the Premises, if necessary, during performance of such other work, and (b) the Base Building Work is being performed for Landlord’s purposes only and all Base Building Work shall be the property of Landlord and shall be retained by Landlord at the expiration or earlier termination of the Term.

4.    Annual Fixed Rent. Commencing on First Expansion Rent Commencement Date (as defined below), Annual Fixed Rent shall be due and payable in equal monthly installments as provided in Section 2.5 of the Lease as follows:

Time Period	Rent Per Rentable Square Foot	Annual Fixed Rent
Expansion Years 1 -3	$23.00	The number of square feet of Rentable Floor Area of Additional Premises then being leased by Tenant multiplied by $23.00

Expansion Years 4-7	$25.00	The number of square feet of Rentable Floor Area of Additional Premises then being leased by Tenant multiplied by $25.00

Expansion Year 8-Term Expiration Date	$27.00	The number of square feet of Rentable Floor Area of Additional Premises then being leased by Tenant multiplied by $27.00

Notwithstanding the foregoing, Tenant shall have no obligation to pay Annual Fixed Rent (i) with respect to the Second Additional Premises until the Second Expansion Rent Commencement Date (as defined below) or (ii) with respect to the Third Additional Premises until the Third Expansion Rent Commencement Date (as defined below) or (iii) with respect to the Fourth Additional Premises until the Fourth Expansion Rent Commencement Date (as defined below. As used herein, the “First Expansion Rent Commencement Date” shall mean the date which is four (4) months after the First Expansion Commencement Date, the “Second Expansion Rent Commencement Date” shall mean the date which is four (4) months after the Second Expansion Commencement Date, the “Third Expansion Rent Commencement Date” shall mean the date which is four (4) months after the Third Expansion Commencement Date, and the “Fourth Expansion Rent Commencement Date” shall mean the date which is four (4) months after the Fourth Expansion Commencement Date. Each “Expansion Year” shall consist of twelve (12) calendar months beginning with the First Expansion Rent Commencement Date, except that if the First Expansion Rent Commencement Date is not the first day of a calendar month, then Expansion Year 1 shall include the partial month at the beginning of such year in addition to the following twelve (12) calendar months, and the Annual Fixed Rent for Expansion Year 1 shall be proportionately increased.

5.    Base Operating Expenses and Taxes. Commencing as of the First Expansion Commencement Date, (i) the Base Operating Expenses Per Square Foot of Rentable Floor Area figure with respect to the First Additional Premises, the Second Additional Premises, and the Third Additional Premises shall be equal to actual Operating Expenses for calendar year 2011, adjusted to 100% occupancy, (ii) the Base Operating Expenses Per Square Foot of Rentable Floor Area figure with respect to the Third Additional Premises shall be equal to actual Operating Expenses for calendar year 2012, adjusted to 100% occupancy, (iii) the Base Taxes Per Square Foot of Rentable Floor Area figure with respect to the First Additional Premises and the Second Additional Premises shall be equal to actual Taxes for fiscal year 2011, adjusted to 95% occupancy, and (iv) the Base Taxes Per Square Foot of Rentable Floor Area figure with respect to the Third Additional Premises shall be equal to actual Taxes for fiscal year 2012, adjusted to 95% occupancy.

6.    Parking. Landlord shall provide Tenant four (4) parking spaces per 1,000 rentable square feet of Additional Premises leased by Tenant in the Automobile Parking Area during the term of the Lease on the same terms and conditions for parking spaces set forth in Section 11.1 of the Lease. Notwithstanding the foregoing, two (2) of the aforementioned parking spaces per 1,000 rentable square feet of the Additional Premises shall be reserved spaces.

7.    Brokerage. Each party represents and warrants that it has had no dealings with any broker or agent in connection with this Third Amendment, except FHO Partners, LLC and Wyman Street Advisors. Each such party covenants to defend (by counsel of the other party’s choice), pay, hold harmless and indemnify such other party from and against any and all costs, expense or liability for any compensation, commissions, and charges claimed by any broker or agent, with respect to this Third Amendment or the negotiation thereof arising from a breach of the foregoing warranty. Landlord shall pay all commissions due to FHO Partners, LLC and Wyman Street Advisors in connection with this Third Amendment.

8.    Ratification. Except as set forth herein, the terms of the Lease are hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as a sealed Massachusetts instrument as of the date first written above.

LANDLORD:

601 EDGEWATER LLC

By:	/s/ Donald G. Oldmixon
Name:	Donald G. Oldmixon
Title:	Manager

TENANT:

EPSILON DATA MANAGEMENT, LLC

By:	/s/ Paul Dundon
Name:	Paul Dundon
Title:	CFO